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                                                                   Exhibit 10.27

                              AMENDMENT NUMBER 2 TO
                               MOVADO GROUP, INC.
                           1996 STOCK INCENTIVE PLAN

The Board of Directors (the "Board") of Movado Group, Inc., a New York corporation (the "Company") hereby adopts this Amendment Number 2 to the Company's 1996 Stock Incentive Plan, as previously amended (the "Plan") effective this 16th day of March 2001 pursuant to Section 9(a) of the Plan, under which the Board may adopt this Amendment Number 2 without receiving shareholder approval.

1. Section 5, Stock Options, is hereby amended to add a new Section 5.8, Stock Option Reload Feature, which will read in its entirety as follows:

     "5.8 Stock Option Reload Feature

          Unless specifically determined by the Committee with respect to any or all Options at the time of grant, and explicitly so indicated on the applicable Award Agreement, the terms and conditions applicable to Options shall not include the stock option reload feature provided for in this Section 5.8 (the "Stock Option Reload Feature"). Only Non-ISOs may be granted with a Stock Option Reload Feature. Under the Stock Option Reload Feature, if a participant exercises an Option or portion thereof using shares of Stock in payment of the Option Price, as provided in Section 5.6(b)(iii), the participant shall, without further action by the Committee, be granted a new Option (a "Reload Option") to purchase shares of Stock equal to the number of shares of Stock used in payment of the exercise price and the number of shares withheld for tax in respect of the exercise. The grant of the Reload Option shall occur simultaneously with the exercise of the Option in accordance with the conditions thereof, and shall have an Option Price equal to the Fair Market Value of the Stock on the date of grant of the Reload Option.

          Additionally, a Reload Option (1) may, if determined by the Committee at the time of grant of the original Option to which it relates, contain a Stock Option Reload Feature, (2) shall have a Termination Date no later than the Termination Date of the original Option with respect to which the first Reload Option related thereto was granted,
          (3) shall first become exercisable six months after the date of its grant, (4) shall have as a condition to its grant, that the Fair Market Value of the Stock on the date of exercise of the Option with respect to which the Reload Option will be granted is at least the greater of (a) $5 more than the exercise price of the Option or (b) 110% of the exercise price of the Option, and (5) shall comply with all the other provisions of this Plan. In addition, shares of Stock that are issued upon the exercise of a Reload Option shall not be sold, pledged, transferred or otherwise encumbered by the Optionee (except for gift or testamentary transfers without consideration or intestate transfers under the law governing decedents' estates) until after the


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     expiration of two years from the date of such exercise; provided that the foregoing limitation shall not apply to sales of Stock issued upon the exercise of a Reload Option to the extent necessary to allow the grantee to satisfy his tax liability incurred on account of the exercise of the Reload Option, after takin into account any shares of Stock withheld from such exercise pursuant to clause (ii) of Section 12(b), and assuming the highest applicable federal state and local tax rates apply.

     The Committee shall, in addition to all other powers granted to the Committee under the Plan, have the power to amend or modify any term or condition of, or suspend or eliminate, the Stock Option Reload Feature".

2. Section 5.6(b), Manner of Payment, is hereby amended to restate subparagraph
   (iii), which will read in its entirety as follows:

   "(iii) if and to the extent provided in the applicable Award Agreement, by delivery or attestation as to ownership of unrestricted shares of Stock, or of shares of the Company's class A common stock convertible into an equivalent number of shares of Stock, either (a) owned by the grantee for at least six months (or such other period as the Committee may prescribe) or (b) having such other characteristics as the Committee may prescribe, in each case having a Fair Market Value (determined as of the Option Exercise Date) equal to the portion of the Option Price being paid thereby".

3. Section 12(b), Withholding Taxes, is hereby amended to restate subparagraph
   (i), which will read in its entirety as follows:

   "(i) a grantee may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted shares of Stock either (a) owned by the grantee for at least six months (or such other period as the Committee may prescribe) or (b) having such other characteristics as the Committee may prescribe, in each case having a Fair Market Value (determined as of the date of such delivery by the grantee) equal to all or part of the amount to be so withheld, and"

Upon the effectiveness of the foregoing amendments to the Plan, all references to the Plan shall be deemed to mean the Plan as amended hereby.